Exhibit 99.1

NEWS RELEASE

DRESS BARN, INC. REPORTS DECEMBER COMPARABLE
STORE SALES INCREASE OF 5 PERCENT

SUFFERN, NY - JANUARY 4, 2007 - Dress Barn, Inc. (NASDAQ - DBRN), today reported its fiscal December sales results.

Net sales for the five-week fiscal month ended December 30, 2006 increased 9% to $159.8 million compared to $147.2 million reported for the five weeks ended December 31, 2005. Comparable store sales increased 5% for the fiscal month of December.

Comparable store sales by division for the fiscal month ended December 30, 2006 were as follows:

Comparable Store Sales
dressbarn	+5%
maurices	+4%
Total Comparable Store Sales	+5%

ABOUT DRESS BARN, INC.

Dress Barn, Inc. (NASDAQ - DBRN), is a leading national specialty apparel retailer offering quality career and casual fashion apparel through its dressbarn and maurices brands. As of December 30, 2006, the Company operated 806 dressbarn stores in 45 states and 564 maurices stores in 41 states. For more information, please visit www.dressbarn.com and www.maurices.com.

FORWARD-LOOKING STATEMENTS

Certain statements made within this press release may constitute “forward-looking statements”, within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially. The Company does not undertake to publicly update or review its forward-looking statements even if experience or future changes make it clear that our projected results expressed or implied will not be achieved. Detailed information concerning a number of factors that could cause actual results to differ materially from the information contained herein is readily available on our most recent report on Form 10-K for the year ended July 29, 2006 and Form 10-Q for the quarter ended October 28, 2006.

CONTACT:     Dress Barn, Inc.
Investor Relations
(845) 369-4600